FIRST AMENDMENT TO STOCK PURCHASE
                AGREEMENT By and Among PIERCE MANUFACTURING INC.,
                 THE SHAREHOLDERS OF PIERCE MANUFACTURING INC.,
                          and OSHKOSH TRUCK CORPORATION



        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "First Amendment") is made and entered into as of this ___ day of September, 1996, by and between Pierce Manufacturing Inc., a Wisconsin corporation (the "Company"), Oshkosh Truck Corporation, a Wisconsin corporation ("Buyer") and the individuals, entities and trusts listed on the signature page hereof (the "Sellers").

        WHEREAS, the parties entered into the Stock Purchase Agreement by and among Buyer, the Company and Sellers dated August 7, 1996 (the
   "Agreement");

        WHEREAS, the Company has disclosed certain environmental matters described herein to Buyers subsequent to the signing of the Agreement; and

        WHEREAS, as a condition to Closing, Buyer requires the escrow of a portion of the Purchase Price under the Agreement relating to these recently disclosed environmental matters and an increase in the environmental cap as provided by the modifications contained in this First Amendment.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions herein contained, the parties agree as follows:

        1. The last sentence of Paragraph 1.2 shall be deleted, and be replaced as follows:

                  At the Closing, the Buyer shall pay the Purchase Price
             by wire transfer of immediately available funds as follows:
             (a) One Million Dollars ($1,000,000) to the Escrow Agent as defined in and established pursuant to that certain Investigation, Remediation and Escrow Agreement by and among the Company, Buyer, the Sellers and Firstar Trust Company (the "Escrow Agreement") in the form of Exhibit 9.8 (attached to this First Amendment); and (b) the remainder of the Purchase Price to the Sellers in the amounts and per the wire transfer instructions set forth on Schedule 1 attached hereto.

        2. Paragraph 3.2(d) shall be added to the Agreement to read in its entirety as follows:

                  (d) The Escrow Agreement dated the Closing Date duly executed by Buyer and Escrow Agent.

        3. Paragraph 3.3(h) shall be added to the Agreement to read in its entirety as follows:

                  (h) The Escrow Agreement dated the Closing Date duly executed by the Sellers, Company and Escrow Agent.

        4. Paragraph 9.5.2(b) shall be deleted from the Agreement and replaced to read in its entirety as follows:

                  (b) With respect to any Claim based upon breaches of the warranties or representations contained in Paragraph 4.2.21 or a Deemed Environmental Breach, the following shall apply: (i) the Sellers shall be responsible for providing indemnification to the Buyer under this Article IX, subject to the Environmental Basket Amount, in an amount equal to fifty percent (50%) of the amount of the Buyer's Claims for breach of such warranty or representation or Deemed Environmental Breach until the aggregate liability of the Sellers for breach of such warranty or representation or Deemed Environmental Breach equals Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00), at which time the Sellers shall have no further liability for breach of such warranty or representation or Deemed Environmental Breach; and (ii) each Seller shall be responsible for an amount equal to the product of the liability of all Sellers under clause (i), above, and the percentage set forth opposite such Seller's name on Schedule 1 attached hereto.

        5. Paragraph 9.8 shall be added to the Agreement to read in its entirety as follows:

                  9.8 Limitations/Relation to Escrow Agreement. The limitations and procedures of this Article IX shall not apply to, nor in any way limit the rights of Buyer and Company to be reimbursed for Specific Environmental Claims (as defined in the Escrow Agreement). To the extent that the Buyer shall receive any disbursement of Escrow Funds under the Escrow Agreement, the amount of any such disbursement shall not be included in calculating the amount of any Buyer's Claim under Article IX of the Agreement. In addition, the Buyer shall have no right to receive any indemnification under Article IX of the Agreement, for any Special Environmental Claim (as defined in the Escrow Agreement) until such time as there are no remaining Escrow Funds thereunder.

        6. Except as modified by this First Amendment, the Agreement shall remain in full force and effect.

             IN WITNESS WHEREOF, each party has caused this First Amendment to Stock Purchase Agreement to be executed as of the date first written above.

                                 THE COMPANY:


                                 PIERCE MANUFACTURING INC.



                                 By:
                                      William H. Peters, Vice President
                                      and Treasurer

                                 SELLERS:


                                 THE NORTHWESTERN MUTUAL LIFE
                                 INSURANCE COMPANY



                                 By:  _______________, Its_________________



                                 ROBERT W. BAIRD & CO. INCORPORATED



                                 By:  _______________, Its_________________



                                 THE MICHAEL R. REESE AND KATHLEEN A. REESE
                                 JOINT REVOCABLE TRUST DATED SEPTEMBER 23,
                                 1993


                                 By:
                                      Michael R. Reese, Trustee

                                 THE MICHAEL R. REESE IRREVOCABLE TRUST,
                                 DATED SEPTEMBER 23, 1993, f/b/o JULIE S.
                                 REESE, Marshall & Ilsley Trust Company,
                                 Successor Trustee


                                 By:
                                 Name:
                                 Title:


                                 THE MICHAEL R. REESE IRREVOCABLE TRUST,
                                 DATED SEPTEMBER 23, 1993, f/b/o BRET T.
                                 REESE, Marshall & Ilsley Trust Company,
                                 Successor Trustee



                                 By:
                                 Name:
                                 Title:




                                 David A. Ogilvie


                                 BETH ALEXANDER LIMITED PARTNERSHIP DATED MAY
                                 31, 1996




                                 David A. Ogilvie, General Partner



                                 Andrew D. Oglivie

                                 FAITH LIMITED PARTNERSHIP DATED MAY 31, 1996



                                 By:
                                      Andrew D. Ogilvie, General Partner

                                 DAVID A. OGLIVIE CHARITABLE REMAINDER
                                 UNITRUST, F&M Bank of Kaukauna, Trustee



                                 By:
                                 Name:
                                 Title:


                                 ANDREW D. OGLIVIE IRREVOCABLE CHARITABLE
                                 REMAINDER UNITRUST, F&M Bank of Kaukauna,
                                 Trustee



                                 By:
                                 Name:
                                 Title:




                                 Peter M. Jansen



                                 William H. Peters



                                 Lloyd A. DeWald



                                 James W. Staats



                                 Gregory E. Potts



                                 Jeffrey W. Strenger



                                 Thomas R. Olson



                                 Neil L. Ort


                                 MARGARET BOLDT ANDERSON TRUST DATED OCTOBER
                                 13, 1987



                                 By:  Margaret Boldt Anderson, Trustee



                                 John W. Puth



                                 Alison L. Puth



                                 David W. Puth



                                 Jonathan C. Puth


                                 WINDFALLS UNLIMITED, LLC



                                 By:  Jeffrey D. Riester, Manager


                                 THE BUYER:


                                 OSHKOSH TRUCK CORPORATION



                                 By:  __________________, Its_______________